Exhibit 10.2

EXECUTION VERSION

THIRD AMENDMENT TO THE
COMMON STOCK PURCHASE AGREEMENT

This Third Amendment to the Common Stock Purchase Agreement (this “Amendment”) is made and entered into as of February 21, 2015, by and between Keurig Green Mountain, Inc., a Delaware corporation (the “Company”), and Luigi Lavazza S.p.A., an Italian corporation (“Lavazza”), amending that certain Common Stock Purchase Agreement, dated as of August 10, 2010, as amended and in effect from time to time, between the Company and Lavazza (the “Purchase Agreement”).  Capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement.

WITNESSETH

WHEREAS, pursuant to the Purchase Agreement, Lavazza has certain rights and restrictions with respect to future issuances of the Company’s common stock, par value $0.10 (the “Common Stock”), by the Company;

WHEREAS, the parties wish to amend the Purchase Agreement to amend certain provisions of the Purchase Agreement in respect of such rights and restrictions; and

WHEREAS, as a condition to and concurrently with the execution of this Amendment, the Company and the Seller are entering into that certain Stock Repurchase Agreement.

AGREEMENT

NOW, THEREFORE, for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Lavazza agree as follows:

Section 1.                                            Deletion of Existing Definitions.

1.1                 The definition of “Allotment” now appearing in Section 1 of the Purchase Agreement is hereby deleted in its entirety.

1.2                 The definition of “New Securities” now appearing in Section 1 of the Purchase Agreement is hereby deleted in its entirety.

1.3                 The definition of “Preemptive Rights Notice” now appearing in Section 1 of the Purchase Agreement is hereby deleted in its entirety.

Section 2.                                            Amendment of Existing Definition.

2.1                 The definition of “Standstill Period” now appearing in Section 1 of the Purchase Agreement shall be amended and restated in its entirety as follows:

“‘Standstill Period’ shall mean the period from the Closing Date until March 28, 2016.”

Section 3.                                            Deletion of Section 10.3 of the Purchase Agreement.  Section 10.3 of the Purchase Agreement is hereby deleted in its entirety, with no further force or effect, and shall be replaced by the notation “Section 10.3.  [Reserved]”.

Section 4.                                            Amendment to Section 11(d) of the Purchase Agreement.  Section 11(d) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“(d) The purchase of any Additional Shares by Lavazza (under this Section 11) shall be subject to any necessary consents or approvals of, or filings or registrations with, any relevant Governmental Body (including any applicable filings under the HSR Act).”

Section 5.                             Time of Effectiveness.  This Amendment will become effective upon the Closing (as such term is defined in the Stock Repurchase Agreement) of the transactions contemplated by the Stock Repurchase Agreement.

Section 6.                              Miscellaneous Provisions.

6.1                 Effect of Amendment.  In the event of any conflict or inconsistency between the terms of this Amendment and the terms of the Purchase Agreement, the terms of this Amendment will control.  Except to the extent expressly modified herein or in conflict with the terms of this Amendment, the terms of the Purchase Agreement shall remain in full force and effect.

6.2                 Counterparts.  This Amendment may be executed in two counterparts, including by facsimile or “.pdf” signature page, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

6.3                 No Amendment.  No amendment, alteration or modification of any of the provisions of this Amendment will be binding unless made in writing and signed by each of the parties hereto.

6.4                 Entire Agreement.  This Amendment, the Purchase Agreement, the separate Common Stock Purchase Agreement, dated as of May 6, 2011, by and between the Company and Lavazza, the separate Common Stock Purchase Agreement, dated as of March 28, 2014, by and between the Company and Lavazza, the Confidentiality Agreement, and the Registration Rights Agreement embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

6.5                 Governing Law.  This Amendment will be governed by, and construed in accordance with, the law of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Third Amendment to the Common Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the time of its effectiveness in accordance with Section 5 hereof.

LUIGI LAVAZZA S.P.A.		KEURIG GREEN MOUNTAIN, INC.

By:	/s/ Antonio Baravalle	By:	/s/ Frances G. Rathke
Name:	Antonio Baravalle	Name:	Frances G. Rathke
Title:	Chief Executive Officer	Title:	Chief Financial Officer and Treasurer

[Signature Page to the Third Amendment to the Common Stock Purchase Agreement]